UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2022
JAMF HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 1100 Minneapolis, MN		55401
(Address of principal executive offices)		(Zip Code)
(612) 605-6625
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

Item 2.02. Results of Operations and Financial Condition.
On August 4, 2022, Jamf Holding Corp. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2022. In the press release, the Company also announced that it will hold a conference call on August 4, 2022 to discuss its financial results for the quarter ended June 30, 2022. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 4, 2022, the Company is announcing that Jill Putman has decided to retire from her position as Chief Financial Officer (Principal Financial Officer) of the Company, effective September 1, 2022. Ms. Putman is expected to remain with the Company as in a non-executive capacity through March 2023. In connection with Ms. Putman’s resignation, on August 2, 2022, the Company approved its leadership transition plan and appointed Ian Goodkind, the Company’s current Chief Accounting Officer (Principal Accounting Officer), to succeed Ms. Putman as its Chief Financial Officer (Principal Financial Officer), effective September 1, 2022. Ms. Putman will work closely with Mr. Goodkind to ensure a smooth and orderly transition of responsibilities. The Company expects that Mr. Goodkind will continue to serve as the Company’s Principal Accounting Officer until a replacement is determined.
Ian Goodkind, age 47, has served as the Chief Accounting Officer at the Company since November 2019, leading financial accounting, internal audit, tax and treasury functions. Prior to joining the Company, Mr. Goodkind held various accounting and finance leadership roles at The Mosaic Company, a publicly traded crop nutrition company, from 2006 until March 2019, including Corporate Controller (February 2018 to March 2019), Senior Director and Assistant Controller (August 2016 to February 2018), and other director and management positions in financial reporting. Prior to this, Mr. Goodkind held various roles in accounting at Piper Jaffray and KPMG. Mr. Goodkind received his BSBA in Accounting and Finance from Drake University.
The Company expects to enter into amended compensatory arrangements with Mr. Goodkind in connection with his appointment as Chief Financial Officer, the details of which have not been finalized as of the date of this filing. Compensation arrangements are the subject of ongoing development. Any future changes to such compensatory arrangements will be reported on a subsequent Current Report on Form 8-K.
There are no arrangements or understandings between Mr. Goodkind and any other persons pursuant to which he was appointed as the Company’s Chief Financial Officer. Mr. Goodkind does not have a family relationships with any of the Company’s directors or executive officers, and Mr. Goodkind does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On August 4, 2022, the Company issued a press release announcing the foregoing. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 4, 2022
99.2	Press Release dated August 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF HOLDING CORP.
Date: August 4, 2022	By:	/s/ Jeff Lendino
	Name:	Jeff Lendino
	Title:	Chief Legal Officer